EXHIBIT 99.1

Berkshire Hills Announces Quarterly Shareholder Dividend
BOSTON, August 13, 2021 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today announced that its Board of Directors has approved a quarterly cash dividend of $0.12 per common share to shareholders of record at the close of business on August 26, 2021, payable on September 9, 2021.
ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly and digitally to empower the financial potential of people, families and businesses in its communities as it pursues its vision of being the leading socially responsible omni-channel community bank in the markets it serves. Headquartered in Boston, Berkshire has $12.3 billion in assets and operates 115 banking offices primarily in New England and New York.
INVESTOR RELATIONS CONTACTS
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn@berkshirebank.com
Tel: (617) 641-9206
David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973